UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Requirement; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed January 16, 2019, Dan Janney resigned from the Board of Directors (the “Board”) of Viveve Medical, Inc. (the “Company”) and each Board committee of which he was a member, including the Audit Committee, on January 16, 2019. As a result, as of that date the Company was no longer compliant with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the Board be independent, and Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee have at least three independent directors.

In accordance with Nasdaq Listing Rules, on January 16, 2019, the Company notified Nasdaq of Mr. Janney’s resignation and non-compliance with the above Nasdaq Listing Rules. Nasdaq responded on January 25, 2019 with a notification letter confirming the Company’s non-compliance with Nasdaq’s independent director requirements as set forth above. Nasdaq advised that, pursuant to Nasdaq Listing Rule 5605(b)(1)(A), the Company will have until the following to cure the deficiencies caused by Mr. Janney’s departure:

●	until the earlier of the Company’s next annual shareholders’ meeting or January 16, 2020; or
●	if the next annual shareholders’ meeting is held before July 15, 2019, then the Company must evidence compliance no later than July 15, 2019.

On January 29, 2019, the Board appointed Karen Zaderej to the Audit Committee of the Board, curing the Company’s deficiency under Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee have at least three independent directors.

The Board intends to cure the remaining deficiency prior to the expiration of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2019	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer